EXHIBIT 10.1
ADVANCED ENERGY INDUSTRIES, INC.
AMENDED AND RESTATED 2003 NON-EMPLOYEE DIRECTORS’
STOCK OPTION PLAN
Adopted February 12, 2003
AMENDED AND RESTATED FEBRUARY 15, 2006
     1. PURPOSE. The purpose of the Plan is to attract and retain the services of experienced and knowledgeable non-employee directors of Advanced Energy Industries, Inc., and to provide an incentive for such directors to increase their proprietary interests in the Company’s long-term success and progress.
     2. DEFINITIONS. Whenever the following terms are used in the Plan, they shall have the meaning indicated below, unless a different meaning is required by the context.
(a)	“Administrator” means the administrative committee described in Section 3.

(b)	“Board” means the board of directors of the Company.

(c)	“Company” means Advanced Energy Industries, Inc., a Delaware corporation.

(d)	“Non-Employee Director” means any member of the Board who is a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) under Section 16 of the Securities Exchange Act of 1934 (“1934 Act”).

(e)	“Plan” means this Advanced Energy Industries, Inc. Amended and Restated 2003 Non-Employee Directors’ Stock Option Plan.

(f)	“Share” means one share of common stock of the Company.
     3. ADMINISTRATION. The Plan shall be administered by a committee selected by the Board consisting of at least 2 individuals each of whom is either (i) a member of the Board and not a Non-Employee Director or (ii) a senior officer of the Company who is not a member of the Board. Subject to the provisions of the Plan, the Administrator shall have the authority to determine all other matters relating to administration and operation of the Plan. All questions of interpretation, implementation, and application of the Plan shall be determined by the Administrator in its sole discretion. Such determinations shall be final and binding on all persons.

     4. SHARES SUBJECT TO THE PLAN. The maximum number of Shares that may be issued pursuant to awards granted under the Plan is two hundred fifty thousand (250,000), subject to adjustment as provided in Section 6(b) and subject to limited re-issuance as indicated below. If an award expires, is surrendered, or in the case of options becomes unexercisable without having been exercised in full, the unissued or retained Shares shall become available for future grant under the Plan. Other Shares that actually have been issued under the Plan pursuant to an award shall not be returned to the Plan and shall not become available for future grant under the Plan.
     5. ELIGIBILITY. A Non-Employee Director may receive awards under this Plan on the terms and conditions set forth in Sections 6 and 7. No other person may benefit under this Plan.
     6. GENERAL TERMS AND CONDITIONS.
     (a) Automatic Grants. On and after the date of the annual meeting of the Company’s stockholders to be held in 2006, and subject to adjustment under Section 6(b), a Non-Employee Director will automatically receive five thousand (5,000) Restricted Stock Units on the date first elected or appointed as a member of the Board and (ii) two thousand (2,000) Restricted Stock Units on any date re-elected (or first elected after an appointment) as a member of the Board by the Company’s stockholders. Any such grant will be subject to the terms and conditions set forth in this Plan, and will be evidenced by written notice in such form as the Administrator shall determine. Pursuant to Section 7, the form of award granted may be changed from time to time by resolution of the Board of Directors
     (b) Changes in Capitalization or Corporate Transaction. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting the Shares, appropriate adjustment shall be made by the Administrator in the kind, price, and number of shares of stock (including, but not limited to, the maximum number of Shares reserved under the Plan) that are or may become subject to the Plan. If in connection with the change the Company ceases to exist, the surviving or successor entity must either assume the Company’s rights and obligations with respect to outstanding awards or substitute for outstanding awards substantially equivalent awards for equity interests in the entity. If there is no surviving or successor entity, a Non-Employee Director’s outstanding option shall become fully vested and exercisable as of the date seven (7) calendar days before the change. Restricted Stock and Restricted

Stock Units shall vest upon consummation of the change. The exercise of any option that was permissible solely by reason of the change shall be conditioned upon consummation of the change. Options that are neither assumed, substituted nor exercised as of the time of the change shall terminate and cease to be outstanding.
     (c) Amendment. The Administrator shall have the power to modify, extend, or renew an outstanding award granted under this Plan, in a manner consistent with the terms of the Plan, provided that any such action may not significantly impair the awardholder’s rights without his or her consent. However, the Company will not reduce the exercise price of any outstanding option or cancel outstanding options and grant replacement options with a lower exercise price without the prior approval of the shareholders.
     7. AWARDS.
     (a) Awards may take the form of Restricted Stock Units, Restricted Stock and/or Stock Options. The form of award granted under the Plan may be changed from time to time by resolution of the Board of Directors. Restricted Stock Units will be granted upon approval of this amended and restated Plan.
     (b) Restricted Stock Units
i)	Vesting. Restricted Stock Units shall vest over a period of time to be established by the Administrator at the time of grant. Each award of Restricted Stock Units may be subject to a different vesting schedule. At the time of the grant, the Administrator may, in its sole discretion, prescribe restrictions in addition to or other than the expiration of the vesting period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock Units.

ii)	Payment for Shares. At the time Shares are issued to the Non-Employee Director pursuant to Restricted Stock Units, the Non-Employee Director shall be required, to the extent required by applicable law, to purchase such Shares from the Company at a purchase price equal to the aggregate par value of the Shares represented by such Restricted Stock. The purchase price, if any, shall be payable in cash or, in the discretion of the Administrator, in consideration for past Services rendered to the Company or for such other form of consideration determined by the Administrator.

iii)	Withholding Taxes. The Company shall have the right to deduct from the Shares issuable pursuant to Restricted Stock Units, or to accept from the Non-Employee Director the tender of, a number of whole Shares having a fair market value, as determined by the Administrator, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to the Restricted Stock Units or the Shares acquired pursuant thereto. Alternatively or in addition, in its sole discretion, the Company shall have the right to require Non-Employee Director, through payroll withholding, cash payment or otherwise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Restricted Stock Units or the Shares acquired pursuant thereto.

iv)	Termination of Service. Unless otherwise provided in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of the Non-Employee Director’s Service, any Restricted Stock Units held by such Non-Employee Director that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock Units, the grantee shall have no further rights with respect to such award.

v)	Transferability. Restricted Stock Units granted under the Plan are not transferable by the Non-Employee Director; provided, however, that a restricted stock unit may be transferred upon the approval of the Administrator (in its sole discretion) by appropriate instrument pursuant to a domestic relations order described in Rule 16a-12 of the 1934 Act or to an inter vivos or testamentary trust in which the option is to be passed to the Non-Employee Director’s beneficiaries upon the Non-Employee Director’s death or by gift to his or her immediate family (consisting of the Non-Employee Director’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships). Any other purported transfer shall be null and void.

vi)	Rights of a Holder. A Non-Employee Director shall have no rights as a shareholder with respect to the Shares covered by his or her Restricted Stock Units until the date of the issuance to him or her of a share certificate for the Shares, and no adjustment will be made for dividends or other rights for which the record date is prior to the date the certificate is issued. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units shall represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable award agreement.

     (c) Restricted Stock
i)	Vesting. An award under this section may condition the vesting of Shares on the performance of future services by the eligible person, and may alternatively or additionally condition the vesting of Shares on such other performance-related conditions that the Administrator shall impose in its sole discretion.

ii)	Transferability
(1)	An unvested Share will not be transferable by the Non-Employee Director until it becomes vested. The Company shall receive a stock power duly endorsed in blank with respect to restricted Shares, and the related stock certificate shall bear the following legend:
(a)	The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Advanced Energy Industries, Inc. 2003 Non-Employee Directors’ Stock Option Plan and an award agreement entered into between the registered owner of such shares and Advanced Energy Industries, Inc. A copy of the plan and agreement is on file in the office of the Secretary of Advanced Energy Industries, Inc.
(2)	Such legend shall be removed from the certificate only after the Shares vest. Each certificate issued with respect to Shares subject to this section, together with the stock powers related to the Shares, shall be deposited by the Company with a custodian designated by the Company (and which may be the Company or an affiliate).
iii)	Voting Rights and Dividends. Unvested Shares may be voted by the holder of such Shares. Dividends payable with respect to unvested Shares will be paid to the holder of the Shares without regard to restrictions.

     (d) Options
i)	Options Are Not Qualified. Options granted under the Plan are not incentive stock options described in Internal Revenue Code Section 422.

ii)	Transferability. Options granted under the Plan are not transferable by the Non-Employee Director and shall be exercisable during the Non-Employee Director’s lifetime only by the Non-Employee Director; provided, however, that an option may be transferred upon the approval of the Administrator (in its sole discretion) by appropriate instrument pursuant to a domestic relations order described in Rule 16a-12 of the 1934 Act or to an inter vivos or testamentary trust in which the option is to be passed to the Non-Employee Director’s beneficiaries upon the Non-Employee Director’s death or by gift to his or her immediate family (consisting of the Non-Employee Director’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships). Except as provided in Section 7(d)(vi), no option or interest therein may be otherwise transferred, assigned, pledged, or hypothecated by a Non-Employee Director, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process. Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void.

iii)	Exercise Price. The exercise price of an option shall be not less than one hundred percent (100%) of the fair market value of a Share on the date of grant. The fair market value of a Share as of any date means the closing sale price of a Share on such date (or previous business day if such date is not a business day) on the principal exchange or market on which Shares are then listed or admitted to trading. If, for any reason, the preceding rule cannot be applied to determine fair market value, then the Administrator shall make a good faith determination of fair market value.

iv)	Vesting. An option shall be immediately and fully exercisable (i.e., vested) on the date granted; provided, however, that the option awarded on the date first elected or appointed as a member of the Board shall instead (i) be immediately exercisable to the extent of one-third of the Shares subject to the option upon grant, then another one-third of such Shares on each of the next two anniversaries of the date granted, and (ii) become fully exercisable upon a Change in Control while the optionee is a member of the Board, as provided in Section 10. Notwithstanding clauses (i) and (ii) of the preceding sentence, no additional vesting will occur after the date the Non-Employee Director ceases to be a member of the Board.

v)	Payment of Exercise Price. An option may be exercised in whole or in part (to the extent exercisable) at any time and from time to time. The purchase price of Shares purchased under an option will be paid in full to the Company incident to the exercise of the option by delivery of consideration equal to the product of the option price and the number of Shares purchased. Such consideration may be paid (i) in cash, (ii) at the discretion of the Administrator, in shares of Company common stock either already owned by the Non-Employee Director, or (iii) any combination thereof. The fair market value of such common stock as delivered shall be valued as of the day prior to delivery. The Administrator can determine that additional forms of payment will be permitted. To the extent permitted by the Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws, regulations and state corporate law), an option may also be exercised in a “cashless” exercise by delivery of a properly executed exercise notice together with irrevocable instructions to a broker designated by the Administrator to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. A Non-Employee Director shall have none of the rights of a stockholder until the Shares are issued.

vi)	Exercise After Death. In the event of the death of a Non-Employee Director who holds an exercisable option under the Plan, the Non-Employee Director’s option shall (subject to Section 9) be exercisable by the legal representative or the estate of such decedent, by any person or persons whom the decedent shall have designated in writing on forms prescribed by and filed with the Company or, if no such designation has been made, by the person or persons to whom the decedent’s rights have passed by will or the laws of descent and distribution. To the extent permitted by applicable law and the rules promulgated under Section 16(b) of the 1934 Act, the Administrator may permit a Non-Employee Director to designate in writing during the Non-Employee Director’s lifetime a beneficiary to receive and exercise stock options in the event of the Non-Employee Director’s death.
     8. STOCK APPRECIATION RIGHTS. The Administrator may award a right to receive in cash the amount that the Fair Market Value of a Share exceeds a stated exercise price (a “stock appreciation right” or “SAR”) to a person eligible under Section 5 on such terms that the Administrator shall determine, consistent with the terms of this Plan. A SAR shall be subject to the same general terms that apply to an option granted hereunder, including (but not limited to) the terms set forth in Sections 6, 7, 9 and 10 as appropriately modified. An exercised SAR will reduce the Shares reserved for issuance under the Plan under Section 4.
     9. TERMINATION OF OPTIONS. An option shall cease to be exercisable after the earlier of (i) six (6) months after the date the Non-Employee Director ceases to be a member of the Board (including by reason of death), (ii) the occurrence of a Change in Control and (iii) the 10th anniversary of the date of grant; provided, however, that in the case of a Non-Employee Director who has served continuously as a member of the Board for at least five (5) years, the period described in clause (i) shall be eighteen (18) months.
     10. CHANGE IN CONTROL. A Non-Employee Director’s outstanding option shall become fully exercisable as of the date seven (7) calendar days before a Change in Control. Restricted Stock and Restricted Stock Units shall vest upon consummation of the Change in Control. The exercise of any option that was permissible solely by reason of a Change in Control shall be conditioned upon consummation of the Change in Control. Options that are not exercised as of the Change in Control shall terminate and cease to be outstanding. A Change in Control means a single Ownership Change Event or combination of proximate (in time, purpose, cause and effect, and/or the identity of the parties involved) Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting stock of the Company or the company or companies to which the assets of the Company were transferred (the “Transferee Company(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more companies which, as a result of the Transaction, own the Company or the Transferee Company(ies), as the case may be, either directly or through one or more subsidiary companies. An Ownership Change Event means (i) the direct or indirect sale, exchange or transfer of the voting stock of the Company, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company. The Administrator shall have sole discretion to determine whether any particular facts and circumstances constitute an Ownership Change Event or a Transaction, and its determination shall be final, binding and conclusive.

     11. SECURITIES LAW COMPLIANCE. All awards under this plan shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Options may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no option may be exercised unless (i) a registration statement under the Securities Act of 1933 (“1933 Act”) shall at the time of exercise of the option be in effect with respect to the Shares issuable upon exercise of the option, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the 1933 Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any option, the Company may require a Non-Employee Director to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
     12. MISCELLANEOUS.
     (a) No Stockholders’ Rights. A Non-Employee Director shall have no rights as a stockholder with respect to the Shares covered by his or her awards until the date of the issuance to him or her of a stock certificate for the Shares.
     (b)  No Right to Serve. Neither the Plan, nor the granting of an award, nor any other action taken under the Plan, shall be evidence of any agreement or understanding, express or implied, that a Non-Employee Director has a right to continue as a member of the Board for any period of time or rate of compensation.
     (c)  Claims. Any person who makes a claim for benefits under the Plan or under any award agreement entered into pursuant to the Plan shall file the claim in writing with the Administrator. Written notice of the disposition of the claim shall be delivered to the claimant within 60 days after filing. If the claim is denied, the Administrator’s written decision shall set forth (i) the specific reason or reasons for the denial, (ii) a specific reference to the pertinent provisions of the Plan or award agreement on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary. No lawsuit may be filed by the claimant until a claim is made and denied pursuant to this subsection.

     (d) Attorneys’ Fees. In any legal action or other proceeding brought by either party to enforce or interpret the terms of the award agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.
     (e) Company Free to Act. An award grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of any member of the Company or any issue of bonds, debentures, or preferred or preference stocks affecting the Shares or the rights thereof, or of any rights, options, or warrants to purchase any capital stock of the Company, or the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of the Company, whether of a similar character or otherwise.
     (f) Severability. If any provision of the Plan or award agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Plan and award agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.
     (g) Governing Law. This Plan and the award agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts wholly made and performed in the State of Colorado.
     (h)  Exchange Requirements. So long as Shares are listed on any established stock exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market, the applicable requirements of any such exchange or market shall be hereby incorporated by reference.
     (i) Compliance with Section 16. So long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the 1934 Act, with respect to awards granted to or held by Section 16 insiders, the Plan will comply in all respects with Rule 16b-3 or any successor rule or rule of similar application under Section 16 of the 1934 Act or rules thereunder, and, if any Plan provision is later found not to be in compliance with such exemption under Section 16, that provision shall be deemed modified as necessary to meet the requirements of such applicable exemption.

     13. EFFECTIVE DATE OF THE PLAN. The Plan will become effective upon adoption by the Board, subject to approval by the Company’s stockholders. The Plan shall terminate on the 10th anniversary of its adoption.
     14. AMENDMENT OF THE PLAN. With the approval of the Board, the Administrator may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Company’s stockholders no revision or amendment shall change the number of Shares issuable under the Plan (except as provided in Section 6(b)), change the designation of the class of individuals eligible to receive awards, or materially increase the benefits accruing to Non-Employee Directors under the Plan.
     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that this Plan was amended and restated by the Board on February 15, 2006, effective as of the same date.